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                                              EXHIBIT 12

                            TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES

                            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                Nine Months Ended
                                                                                 September 30,
                                                                              1995          1994
                                                                         (dollar amounts in millions)
Fixed charges:
   Interest and debt expense . . . . . . . . . . . . . . . . . . . .      $  467.7       $  347.2
   One-third of rent expense . . . . . . . . . . . . . . . . . . . .          11.0           18.0

      Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 478.7       $  365.2

Earnings:
   Income before income taxes. . . . . . . . . . . . . . . . . . . .      $  258.0       $  226.9
   Fixed charges . . . . . . . . . . . . . . . . . . . . . . . . . .         478.7          365.2

      Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  736.7       $  592.1

Ratio of earnings to fixed charges . . . . . . . . . . . . . . . . .          1.54           1.62





























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